For Immediate Release

Date:        January 29, 2014
Contact:    Roger S. Deacon
Chief Financial Officer
Phone:     (215) 775-1435

FOX CHASE BANCORP, INC. REPORTS EARNINGS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2013
(Announces Increased Dividend)

HATBORO, PA. January 29, 2014 - Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $5.5 million, or $0.48 per diluted share, for the year ended December 31, 2013, compared to $5.1 million, or $0.43 per diluted share, for the year ended December 31, 2012. The Company reported net income of $1.5 million, or $0.13 per diluted share for the quarter ended December 31, 2013 compared to net income of $1.9 million, or $0.16 per diluted share, for the quarter ended December 31, 2012.

The Company also announced that its Board of Directors declared a cash dividend of $0.26 per outstanding share of common stock. This quarter’s dividend is comprised of a regular quarterly dividend of $0.10 (which is a $0.02 increase from the previous quarter) and a nonrecurring dividend of $0.16 per outstanding common share. Cumulative dividends paid for 2013 will be $0.48 per share which represents 100% of the Company's 2013 earnings. The dividend will be paid on or about February 27, 2014 to stockholders of record as of the close of business on February 13, 2014.

Thomas M. Petro, President and Chief Executive Officer said, “We are very pleased with the Company’s performance for 2013 evidenced by a 12% increase in earnings per share and a 41% decrease in nonperforming assets. Our commercial business strategy is producing strong organic growth and increased returns as average commercial loans outstanding increased by 18% and average noninterest-bearing deposits increased by 13%. Commercial loans represented 80% of total loans at year-end 2013. The increased dividend demonstrates the Company’s commitment to total shareholder returns. Looking forward our focus will be on improving the Company’s profitability through continued commercial lending growth, improving asset quality and controlling costs.”

Highlights for the year and quarter ended December 31, 2013 included:

•
Total assets were $1.1 billion at December 31, 2013, an increase of $28.3 million, or 2.6%, from December 31, 2012. Total loans were $720.5 million at December 31, 2013, an increase of $36.6 million, or 5.4%, from $683.9 million at December 31, 2012, and an increase of $19.9 million, or 2.8%, from $700.5 million at September 30, 2013. The increase during the year ended December 31, 2013 was driven by an increase in commercial loans of $76.9 million, or 15.2%. The increase in commercial loans was comprised of $54.2 million in commercial and industrial loans, $39.4 million in multi-family and commercial real estate loans and a decrease of $16.7 million in commercial construction loans. The increase in commercial loans was offset by a $39.4 million decrease in one-to four-family residential mortgage and consumer loans as normal amortization exceeded new loans originated. For the three months ended December 31, 2013 the increase was driven by commercial loan growth of $26.9 million, representing an annualized increase of 19.6%. This commercial loan growth was comprised of $18.5 million in commercial and industrial loans, $9.0 million in multi-family and commercial real estate loans and a decrease of $531,000 in commercial construction loans. The commercial loan growth was offset by a $6.4 million decrease in one-to four-family residential mortgage and consumer loans.

•
Total stockholders’ equity was $173.5 million at December 31, 2013, a decrease of $8.0 million, or 4.4%, from $181.5 million at December 31, 2012, primarily due to a reduction in accumulated other comprehensive income of $9.0, the purchase of treasury stock in the amount of $3.7 million offset by net income of $5.5 million for the year. Core tangible book value per share (as defined in the tables that follow) increased to $14.65 at December 31, 2013 from $14.32 at December 31, 2012.

•	Return on average assets was 0.51% for the year ended December 31, 2013 compared to 0.50% for the year ended December 31, 2012. Return on average assets was 0.54% for the three months ended December 31, 2013 compared to 0.42% for the three months ended September 30, 2013 and 0.73% for the three months ended December 31, 2012.

•
Net interest income increased $743,000, or 2.3%, to $32.5 million for the year ended December 31, 2013, compared to $31.7 million for the year ended December 31, 2012. The net interest margin was 3.08% for the year ended December 31, 2013, compared to 3.21% for the year ended December 31, 2012.

•
Net interest income increased $216,000, or 2.6%, to $8.4 million for the three months ended December 31, 2013, compared to $8.2 million for the three months ended September 30, 2013 as net interest margin increased to 3.17% from 3.06%. Included in net interest income for the three months ended December 31, 2013 is $165,000 of nonrecurring interest income related to payments received on nonaccruing loans. Excluding this nonrecurring item, net interest margin would have been 3.11% for the three months ended December 31, 2013.

•	The efficiency ratio was 63.7% for the year ended December 31, 2013 compared to 64.3% for the year ended December 31, 2012.

•
Noninterest income decreased $2.5 million to $3.8 million for the year ended December 31, 2013, compared to $6.3 million for the year ended December 31, 2012. The decrease was primarily due to a decrease of $2.8 million in net investment securities gains from $3.3 million for the year ended December 31, 2012 compared to $532,000 for the year ended December 31, 2013. Additionally, equity in earnings of affiliate decreased $245,000 to $445,000 for the year ended December 31, 2013 from $690,000 for the year ended December 31, 2012 as a result of decreased income and volumes from mortgage banking activities. These decreases were offset by an increase in net gain on sale of assets acquired through foreclosure of $349,000 from $135,000 for the year ended December 31, 2012 compared to $484,000 for the year ended December 31, 2013.

•
Noninterest expense increased $297,000, or 1.1%, to $27.5 million for the year ended December 31, 2013, compared to $27.2 million for the year ended December 31, 2012. Loss on extinguishment of debt decreased $3.0 million due to the extinguishment of debt during the year ended December 31, 2012. This decrease was offset by an increase of $3.1 million in assets acquired through foreclosure expense as the Company recorded $5.0 million in valuation adjustments on assets acquired through foreclosure during the year ended December 31, 2013 compared to $1.9 million for the year ended December 31, 2012. Salaries, benefits and other compensation increased $798,000, or 5.9%, for the year ended December 31, 2013 compared to the year ended December 31, 2012, primarily as a result of increased staffing costs and annual merit increases. These increases were offset by decreases of $260,000 in data processing costs related to a renegotiated data processing contract effective in January 2013.

•
Excluding the previously mentioned loss on extinguishment of debt and valuation adjustments, noninterest expense increased $209,000, or 0.9%, from $22.2 million for the year ended December 31, 2012, to $22.5 million for the year ended December 31, 2013.

•
Noninterest expense increased $50,000, or 0.8%, to $6.5 million for the three months ended December 31, 2013, compared to $6.4 million for the three months ended December 31, 2012. Salaries, benefits and other compensation increased $319,000, or 9.4%, for the three months ended December 31, 2013 compared to the three months ended December 31, 2012, primarily as a result of increased staffing costs and annual merit increases. This increase was offset by a decrease in assets acquired through foreclosure expense of $292,000, of which $265,000 related to a decrease in valuation adjustments on assets acquired through foreclosure. Valuation adjustments on assets acquired through foreclosure were $713,000 for the three months ended December 31, 2013 compared to $978,000 for the three months ended December 31, 2012.

Credit related items as of and for the quarter and year ended December 31, 2013 include:

•
The allowance for loan losses was $11.5 million, or 1.57% of total loans at December 31, 2013 compared to $11.1 million, or 1.56% of total loans at September 30, 2013 and $11.2 million, or 1.61% of total loans at December 31, 2012;

•
Total credit-related costs, which include (i) provision for loan losses, (ii) valuation adjustments on assets acquired through foreclosure, offset by (iii) net gain on sale of assets acquired through foreclosure, totaled $1.2 million for the three months ended December 31, 2013, compared to $1.7 million for the three months ended September 30, 2013 and $1.4 million for the three months ended December 31, 2012. Credit-related costs totaled $5.5 million for the year ended December 31, 2013 compared to $5.3 million for the year ended December 31, 2012.

•
Net loan charge-offs totaled $49,000 and $623,000 for the quarter and year ended December 31, 2013, respectively, compared to $492,000 and $4.4 million for the quarter and year ended December 31, 2012, respectively. There were no commercial loan charge-offs during the quarter ended December 31, 2013.

•
Nonperforming assets totaled $15.0 million at December 31, 2013 compared to $17.3 million at September 30, 2013 and $25.6 million at December 31, 2012. Nonperforming assets at December 31, 2013 included $1.9 million of insurance assets which are all under agreements of sale with disposition anticipated in the 1st quarter of 2014.

•	Delinquent loans totaled $418,000 at December 31, 2013 compared to $2.1 million at September 30, 2013 and December 31, 2012. There were no delinquent commercial loans at December 31, 2013.

Fox Chase Bancorp, Inc. will host a conference call to discuss 2013 results on Thursday, January 30, 2014 at 9:00 am EST. The general public can access the call by dialing (888) 317-6016. A replay of the conference call will be available through March 21, 2014 by dialing (877) 344-7529; use Conference ID: 10039813.
Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank’s website at www.foxchasebank.com.
This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)	(Audited)
INTEREST INCOME
Interest and fees on loans	$8,331	$8,086	$32,650	$33,878
Interest on mortgage related securities	1,863	1,784	7,159	7,606
Interest on investment securities available-for-sale
Taxable	97	77	318	308
Nontaxable	—	—	—	34
Other interest income	—	3	2	8
Total Interest Income	10,291	9,950	40,129	41,834
INTEREST EXPENSE
Deposits	971	1,361	4,344	6,347
Short-term borrowings	36	12	130	38
Federal Home Loan Bank advances	582	491	2,188	2,383
Other borrowed funds	254	253	1,007	1,349
Total Interest Expense	1,843	2,117	7,669	10,117
Net Interest Income	8,448	7,833	32,460	31,717
Provision for loan losses	450	442	982	3,478
Net Interest Income after Provision for Loan Losses	7,998	7,391	31,478	28,239
NONINTEREST INCOME
Service charges and other fee income	434	459	1,694	1,597
Net gain on sale of assets acquired through foreclosure	—	—	484	135
Income on bank-owned life insurance	119	117	470	471
Equity in (loss) earnings of affiliate	(25)	245	445	690
Other	40	31	165	130
Net investment securities gains	—	952	532	3,292
Total Noninterest Income	568	1,804	3,790	6,315
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,709	3,390	14,338	13,540
Occupancy expense	446	408	1,689	1,702
Furniture and equipment expense	111	128	469	537
Data processing costs	382	438	1,537	1,797
Professional fees	441	379	1,691	1,706
Marketing expense	81	53	248	270
FDIC premiums	184	192	709	773
Assets acquired through foreclosure expense	736	1,028	5,201	2,143
Loss on extinguishment of debt	—	—	—	3,018
Other	397	421	1,589	1,688
Total Noninterest Expense	6,487	6,437	27,471	27,174
Income Before Income Taxes	2,079	2,758	7,797	7,380
Income tax provision	589	858	2,263	2,318
Net Income	$1,490	$1,900	$5,534	$5,062
Earnings per share:
Basic	$0.13	$0.17	$0.49	$0.44
Diluted	$0.13	$0.16	$0.48	$0.43

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)

	December 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$149	$162
Interest-earning demand deposits in other banks	11,798	24,928
Total cash and cash equivalents	11,947	25,090
Investment securities available-for-sale	10,489	12,491
Mortgage related securities available-for-sale	246,068	283,616
Mortgage related securities held-to-maturity (fair value of $67,491 at December 31, 2013 and $29,451 at December 31, 2012)	68,397	28,369
Loans, net of allowance for loan losses of $11,529 at December 31, 2013 and $11,170 at December 31, 2012	720,490	683,865
Federal Home Loan Bank stock, at cost	9,813	8,097
Bank-owned life insurance	14,547	14,077
Premises and equipment, net	9,814	10,443
Assets acquired through foreclosure	6,252	8,524
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,308	3,223
Mortgage servicing rights, net	152	170
Deferred tax asset, net	8,906	2,953
Other assets	4,819	5,803
Total Assets	$1,116,622	$1,088,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$673,715	$687,409
Short-term borrowings	80,500	70,500
Federal Home Loan Bank advances	150,000	110,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,525	1,699
Accrued interest payable	314	330
Accrued expenses and other liabilities	7,101	6,938
Total Liabilities	943,155	906,876

STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at December 31, 2013 and December 31, 2012)	—	—
Common stock ($.01 par value; 60,000,000 shares authorized, 12,147,803 shares issued and outstanding at December 31, 2013 and 12,356,564 shares issued and outstanding at December 31, 2012)	146	146
Additional paid-in capital	137,593	136,132
Treasury stock, at cost (2,468,172 shares at December 31, 2013 and 2,249,600 shares at December 31, 2012)	(33,436)	(29,733)
Common stock acquired by benefit plans	(9,272)	(10,228)
Retained earnings	82,885	80,608
Accumulated other comprehensive income, net	(4,449)	4,540
Total Stockholders’ Equity	173,467	181,465
Total Liabilities and Stockholders’ Equity	$1,116,622	$1,088,341

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	December 31,	September 30,	December 31,
	2013	2013	2012
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.53%	15.74%	16.67%

Tier 1 capital (to adjusted assets) (2)	13.12	13.10	12.90
Tier 1 risk –based capital (to risk-weighted assets) (2)	18.44	18.98	19.45
Total risk-based capital (to risk-weighted assets) (2)	19.48	20.02	20.48

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$8,780	$9,057	$17,124
Accruing loans past due 90 days or more (3)	—	1,640	—
Total nonperforming loans	$8,780	$10,697	$17,124
Assets acquired through foreclosure	6,252	6,588	8,524
Total nonperforming assets	$15,032	$17,285	$25,648

Ratio of nonperforming loans to total loans	1.20%	1.50%	2.46%
Ratio of nonperforming assets to total assets	1.35	1.56	2.36
Ratio of allowance for loan losses to total loans	1.57	1.56	1.61
Ratio of allowance for loan losses to nonperforming loans	131.3	104.0	65.2
Impaired Loans:
Nonaccruing loans	$8,780	$9,057	$17,124
Troubled debt restructurings	6,786	7,265	7,388
Other impaired loans	—	—	—
Total impaired loans	$15,566	$16,322	$24,512

Past Due Loans:
30 - 59 days	$413	$1,481	$41
60 - 89 days	5	569	2,026
Total	$418	$2,050	$2,067

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.
(3) As of September 30, 2013, represents one commercial loan relationship which was greater than 90 days past maturity. The loan was extended in October 2013 and the loan is no longer considered delinquent.

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
PERFORMANCE RATIOS (4):
Return on average assets	0.54%	0.42%	0.73%
Return on average equity	3.40	2.71	4.15
Net interest margin	3.17	3.06	3.11
Efficiency ratio (5)	64.0	63.5	62.8
OTHER:
Tangible book value per share - Core (6)	$14.65	$14.55	$14.32
Tangible book value per share (7)	$14.28	$14.34	$14.69
Employees (full-time equivalents)	142	142	141

	At or for the Twelve Months Ended
	December 31,	December 31,
	2013	2012
PERFORMANCE RATIOS (4):
Return on average assets	0.51%	0.50%
Return on average equity	3.13	2.74
Net interest margin	3.08	3.21
Efficiency ratio (5)	63.7	64.3

(4) Annualized
(5) Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure and loss on extinguishment of debt, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.
(6) Total stockholders’ equity, excluding the impact of accumulated other comprehensive (loss) income, net ($4.4 million loss at December 31, 2013, $2.5 million loss at September 30, 2013 and $4.5 million income at December 31, 2012), divided by total shares outstanding.
(7) Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Twelve Months Ended December 31,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,921	$2	0.04%	$7,569	$8	0.10%
Mortgage related securities	328,338	7,159	2.18%	290,808	7,606	2.62%
Taxable securities	20,755	318	1.53%	21,220	308	1.45%
Nontaxable securities	—	—	—%	738	34	4.65%
Loans (1)	698,860	32,650	4.67%	667,763	33,878	5.07%
Allowance for loan losses	(11,438)			(11,781)
Net loans	687,422	32,650		655,982	33,878
Total interest-earning assets	1,042,436	40,129	3.81%	976,317	41,834	4.23%
Noninterest-earning assets	49,202			43,923
Total assets	$1,091,638			$1,020,240
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$573,487	$4,344	0.76%	$586,422	$6,347	1.08%
Borrowings	213,175	3,325	1.56%	137,279	3,770	2.75%
Total interest-bearing liabilities	786,662	7,669	0.97%	723,701	10,117	1.40%
Noninterest-bearing deposits	121,101			107,143
Other noninterest-bearing liabilities	6,851			4,503
Total liabilities	914,614			835,347
Stockholders' equity	177,141			178,687
Accumulated comprehensive income	(117)			6,206
Total stockholder's equity	177,024			184,893
Total liabilities and stockholders' equity	$1,091,638			$1,020,240

Net interest income		$32,460			$31,717
Interest rate spread			2.84%			2.83%
Net interest margin			3.08%			3.21%

(1)	Nonperforming loans are included in average balance computation.

(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended December 31,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$7,067	$—	0.03%	$8,637	$3	0.11%
Mortgage related securities	323,987	1,863	2.30%	312,198	1,784	2.29%
Taxable securities	20,323	97	1.92%	19,677	77	1.57%
Loans (1)	708,397	8,331	4.67%	664,939	8,086	4.84%
Allowance for loan losses	(11,495)			(11,614)
Net loans	696,902	8,331		653,325	8,086
Total interest-earning assets	1,048,279	10,291	3.91%	993,837	9,950	3.99%
Noninterest-earning assets	47,090			44,527
Total assets	$1,095,369			$1,038,364
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$565,787	$971	0.68%	$589,464	$1,361	0.92%
Borrowings	229,097	872	1.51%	142,745	756	2.11%
Total interest-bearing liabilities	794,884	1,843	0.92%	732,209	2,117	1.15%
Noninterest-bearing deposits	119,069			118,675
Other noninterest-bearing liabilities	6,060			4,281
Total liabilities	920,013			855,165
Stockholders' equity	177,883			177,214
Accumulated comprehensive income	(2,527)			5,985
Total stockholder's equity	175,356			183,199
Total liabilities and stockholders' equity	$1,095,369			$1,038,364

Net interest income		$8,448			$7,833
Interest rate spread			2.99%			2.84%
Net interest margin (3)			3.17%			3.11%

(1)	Nonperforming loans are included in average balance computation.

(2)	Yields are not presented on a tax-equivalent basis.

(3)	Includes $165,000 of nonrecurring interest income related to payments received on nonaccruing loans.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2013			September 30, 2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$7,067	$—	0.03%	$5,652	$1	0.03%
Mortgage related securities	323,987	1,863	2.30%	334,883	1,807	2.16%
Taxable securities	20,323	97	1.92%	21,012	92	1.74%
Loans (1)	708,397	8,331	4.67%	708,177	8,241	4.63%
Allowance for loan losses	(11,495)			(10,854)
Net loans	696,902	8,331		697,323	8,241
Total interest-earning assets	1,048,279	10,291	3.91%	1,058,870	10,141	3.81%
Noninterest-earning assets	47,090			50,589
Total assets	$1,095,369			$1,109,459
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$565,787	$971	0.68%	$566,745	$1,055	0.74%
Borrowings	229,097	872	1.51%	234,783	854	1.44%
Total interest-bearing liabilities	794,884	1,843	0.92%	801,528	1,909	0.94%
Noninterest-bearing deposits	119,069			128,437
Other noninterest-bearing liabilities	6,060			6,080
Total liabilities	920,013			936,045
Stockholders' equity	177,883			176,915
Accumulated comprehensive income	(2,527)			(3,501)
Total stockholder's equity	175,356			173,414
Total liabilities and stockholders' equity	$1,095,369			$1,109,459

Net interest income		$8,448			$8,232
Interest rate spread			2.99%			2.87%
Net interest margin (3)			3.17%			3.06%

(1)	Nonperforming loans are included in average balance computation.

(2)	Yields are not presented on a tax-equivalent basis.

(3)	Includes $165,000 of nonrecurring interest income related to payments received on nonaccruing loans.

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